Exhibit

     Ameron International Announces Quarterly Dividend


    PASADENA, Calif.--(BUSINESS WIRE)--Sept. 26, 2003--Ameron International (NYSE:AMN) -- The Board of Directors has declared a quarterly dividend of 20 cents per share of common stock payable November 18, 2003 to stockholders of record October 23, 2003.


    CONTACT: Ameron International
             Gary Wagner, 626-683-4000